SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


Date of Report (Date of earliest event reported) September 23, 2003

                              ORALABS HOLDING CORP
                              --------------------
             (Exact name of registrant as specified in its charter)


   Colorado                      000-23039                      14-1623047
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(State or other                  (Commission                 (I.R.S. Employer
 jurisdiction                    File Number)               Identification No.)
of incorporation)


2901 South Tejon Street, Englewood, Colorado                          80110
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  (Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code       303-783-9499
                                                  ------------------------------



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         (Former name or former address, if changed since last report.)



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Item 5.           OTHER EVENTS

     On September 25, 2003, OraLabs Holding Corp. (the "Company") issued a press release announcing that it received a notification letter from NASDAQ dated September 23, 2003, stating that the Company had regained compliance with Marketplace Rule 4310(c)7, which subjects a company's common stock to delisting from The NASDAQ SmallCap Market if it fails to maintain a minimum market value of publicly held shares of $1,000,000 over any period of 30 consecutive training days. As a result of regaining compliance, NASDAQ advised the Company that the matter is now closed. However, there is no assurance that the Company will maintain compliance with the Rule in the future. In addition, the Company has previously reported that its common stock will be subject to delisting if the Company does not regain compliance by November 19, 2003, with the minimum bid price of $1.00 per share as required by Marketplace Rule 4310(c)(4).

         A copy of the press release is attached hereto as Exhibit No. 99.1.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (c) Exhibit 99.1 Press Release dated September 25, 2003, is filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      ORALABS HOLDINGS CORP



                                  By:   /s/ Gary H. Schlatter
                                     -----------------------------------------
                                      Gary H. Schlatter, President

Dated: September 25, 2003





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                                  EXHIBIT INDEX

Exhibit No.        Description
-----------       -------------
   99.1         Press Release issued by the Registrant dated September 25, 2003.